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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported) - June 30, 2004



                                    TXU CORP.
             (Exact name of registrant as specified in its charter)





             TEXAS                     1-12833                75-2669310
 (State or other jurisdiction      (Commission File        (I.R.S. Employer
       of incorporation)               Number)             Identification No.)



            Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411 (Address of principal executive offices, including zip code)



       Registrant's telephone number, including Area Code - (214) 812-4600




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 30, 2004, TXU Corp. announced that it repurchased 20 million shares of its outstanding common stock through an accelerated share repurchase agreement at an initial price of $39.86 per share. Through the repurchase agreement, TXU Corp. repurchased the shares from Merrill Lynch, which will purchase the shares in the market over the next few months. TXU Corp. may receive or be required to pay a price adjustment based on the actual cost of the shares once the repurchases by Merrill Lynch are completed. The shares were purchased using cash on hand and borrowings from credit facilities, which are expected to be repaid later in the year from asset sale proceeds and free cash flows.

TXU Corp. plans to use the shares to offset the majority of up to 21.2 million shares of common stock that would be issued under its $1.017 billion of outstanding equity-linked debt securities, the terms of which require issuance of common stock in November 2004, November 2005 and May 2006. The repurchase gives TXU Corp. the flexibility to consider liability management transactions involving these high-cost equity-linked securities that could result in common stock issuances prior to those dates. The equity-linked securities currently pay total cash distributions at the rate of 8.75 percent and 8.125 percent per year, and, if remarketed, the underlying debt would remain outstanding for an additional two years. The share repurchase and other liability management transactions are part of TXU Corp.'s plans to repurchase over $4 billion of debt and equity securities in 2004 and an additional $800 to $900 million in 2005.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management's current projections, forecasts, estimates and expectations is contained in TXU Corp.'s Securities and Exchange Commission (SEC) filings. In addition to the risks and uncertainties set forth in TXU Corp.'s SEC filings, the forward-looking statements in this release could be affected by the ability of purchasers to obtain all necessary governmental and other approvals and consents for the acquisition of TXU Australia Group Pty Ltd and TXU Gas Company, finalize the energy marketing and trading joint venture, achieve the cost reductions from the Capgemini Energy partnership and to implement the other initiatives that are part of the 90-day business review, and other terms under which the company executes those transactions or initiatives.

Exhibit                    Description
------                     -----------
99                         Press Release of TXU Corp., dated June 30, 2004

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                       TXU CORP.



                                       By:  /s/ Stanley J. Szlauderbach
                                            -----------------------------

                                            Name:   Stanley J. Szlauderbach
                                            Title:  Assistant Controller


Dated:  July 7, 2004